UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 18, 2012

EFL OVERSEAS, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (281) 260-1034

_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

On June 18, 2012, Keith Macdonald resigned as our President and the Chairman of our Board of Directors (the “Board”), and Herbert Schmidt resigned as Director. On that same date, we appointed Henry Aldorf as Director and Chairman of our Board, and James Hutton as Director and President. We also approved the expansion of our Board from five (5) to six (6) members. Our Directors are elected for a one-year term and hold office until the next annual meeting of our shareholders or until their resignation or removal by a vote of our shareholders.

Mr. Aldorf (age 64) has 37 years experience in the petroleum and chemicals industry. Since February 2010, he has served as President of Pacific LNG Operations Ltd. and Liquid Niugini Gas Limited. Pacific LNG Operations Ltd. is a substantial indirect interest holder in the Elk and Antelope gas discoveries in Papua New Guinea, and 47.5% LNG partner in Liquid Niugini Gas Limited with InterOil Corporation (NYSE-IOC). From August 2001 to January 2010, Mr. Aldorf held a variety of senior executive positions with Marathon Oil including; President of Marathon International and Vice-President of Global Upstream of Marathon Oil (2008-2010), Senior Vice President International Business Development – Marathon Oil International (2006-2008), Senior Vice-President West Africa, Middle East and Asia Business Development (2005-2006), and Senior Vice-President West Africa Business Development (2004-2005). In the latter position Mr. Aldorf was responsible for Marathon's EG LNG project in Equatorial Guinea and was the first Managing Director of EG LNG Co. Before joining Marathon in 2001, Mr. Aldorf worked for Unocal in a variety of positions of increasing responsibility, in both the chemical and business development organization of that company. His international experiences include Europe, United States, Canada, Russian Federation, Brazil, the Asia Pacific Region, Japan, Korea and China. He graduated from the University of Leiden in the Netherlands, with a Bachelor of Science degree in Chemistry and Biochemistry. He also gained a Master of Science degree in Chemical Engineering from Technical University in Delft in the Netherlands, and holds a master of Business Administration from the INSEAD graduate business school, Fountainebleau, France.

Mr. Hutton (age 52) has spent his career in the financial services industry and for the past 25 years has specialized in structured finance and resource company finance. He has served as President and Chief Executive Officer of Hutton Capital Corporation, a company engaged in investment banking since September 1996.  In April 1998, Mr. Hutton also founded, and was President and Chief Executive Officer of the Canada Dominion Resources Group of companies, one of the largest flow-through share funds in Canada. The Canada Dominion Resources Group focused their investments on mining and energy issuers actively exploring for resources in Canada. The Canada Dominion Resources Group was acquired from Mr. Hutton by the Dundee/Dynamic Mutual fund organization in December of 2006. In addition, Mr. Hutton was the President and Chief Operating Officer of the CMP Resource Group from 2003 to 2005. He also serves as director of Tasman Metals Ltd. (AMEX/TSXV-TSM), SantaCruz Silver Mining Inc. (TXSV-SCZ), Batero Gold Corp. (TSXV-BAT) and Caymus Resources Inc. (TSXV-CJX).

Both Mr. Aldorf and Mr. Hutton have agreed to serve without compensation until such time as the Board shall propose acceptable compensation to them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFL OVERSEAS, INC.

Date: June 22, 2012	By:	/s/ Keith Macdonald
Keith Macdonald
Chief Executive Officer